Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

For Smithfield Foods:	For Premium Standard Farms:
Jerry Hostetter	Steve Lightstone
Smithfield Foods, Inc.	Premium Standard Farms, Inc.
(212) 758-2100	(816) 472-7675
jerryhostetter@smithfieldfoods.com

Media:

Adam Weiner

Kekst and Company

(212) 521-4800

Smithfield Foods and Premium Standard Farms Certify Substantial

Compliance with Second Request; Enter Timing Agreement with

Antitrust Division

Smithfield, Virginia (February 5, 2007)—Smithfield Foods, Inc. (NYSE: SFD) and Premium Standard Farms, Inc. (Nasdaq: PORK) today announced that each has certified substantial compliance with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) in response to its Request for Additional Information (“Second Request”) relating to Smithfield’s pending acquisition of PSF.

While Smithfield and PSF remain hopeful that the Antitrust Division will complete its review in a time frame that will permit the PSF acquisition to close in the first calendar quarter of 2007, the parties have agreed to give the Antitrust Division 60 days from substantial compliance to review the transaction and an additional 30 days thereafter for review should the Antitrust Division deem necessary.

As previously announced, the special meeting of PSF’s stockholders called to vote on the merger is scheduled for February 23, 2007, at 10:00 am in Kansas City, Missouri.

About Smithfield Foods, Inc.

Smithfield has delivered a 24 percent average annual compounded rate of return to investors since 1975. With sales of $11 billion, Smithfield is the leading processor and marketer of fresh pork and processed meats in the United States, as well as the largest producer of hogs. For more information, visit www.smithfieldfoods.com.

About Premium Standard Farms, Inc.

PSF is one of the largest vertically integrated providers of pork products in the United States, producing consistent, high quality pork products for the retail, wholesale, foodservice, export, and further processor markets. PSF is the nation’s second largest pork producer and sixth largest pork processor, with approximately 4,300 employees working at farms and processing facilities in Missouri, North Carolina, and Texas.

This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Smithfield’s and PSF’s management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the risk that governmental approvals of the transaction will not be obtained on the proposed terms and schedule or at all or will only be obtained following the imposition of adverse conditions; the failure to obtain stockholder approval; the risks that Smithfield’s and PSF’s businesses will not be integrated successfully; the risk that Smithfield and PSF will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the availability and pricing of hogs, feed and other products necessary to our business; fluctuations in pricing of our products, the competitive environment and related market conditions; legal risks, including litigation and legislative and regulatory developments; possible effects on products and productivity of disease outbreaks; access to capital; and actions of domestic and foreign governments. Additional factors that could cause Smithfield’s and PSF’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Smithfield and the 2006 Annual Report on Form 10-K of PSF filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Neither Smithfield nor PSF undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

This communication is being made in respect of the proposed merger transaction involving Smithfield, PSF and KC2 Merger Sub, Inc. In connection with the proposed transaction, Smithfield filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus for the stockholders of PSF. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, AS WELL AS THE OTHER DOCUMENTS REFERRED TO IN THE PROXY STATEMENT/PROSPECTUS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Smithfield and PSF, without charge, at the SEC’s Internet site (http://www.sec.gov).

Copies of the proxy statement/prospectus and the filings with the SEC incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attention: Investor Relations (212) 758-2100, or to PSF, 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105 Attention: Investor Relations (816) 472-7675.

Smithfield, PSF and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Smithfield’s directors and executive officers is available in Smithfield’s proxy statement for its 2006 annual meeting of stockholders and Smithfield’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 31, 2006 and June 30, 2006, respectively, and information regarding PSF’s directors and executive officers is available in PSF’s proxy statement for its 2006 annual meeting of stockholders and PSF’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 21, 2006 and May 31, 2006, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement/prospectus filed with the SEC.

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